Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-69232 of PSEG Energy Holdings Inc. of our report dated March 23, 2001, and to the reference to us unde the heading "Experts" in such Prospectus, which is a part of this Registration Statement.

October 1, 2001